Exhibit 99.1

        TVIA REPORTS FIRST QUARTER FISCAL YEAR 2006 FINANCIAL RESULTS

     SANTA CLARA, Calif., Aug. 9 /PRNewswire-FirstCall/ -- Tvia, Inc. (Nasdaq:
TVIA), a leading provider of display processors for the digital and interactive TV market, announced today financial results for the first quarter fiscal year 2006, ended June 30, 2005.

     Revenue for the first quarter of fiscal 2006, ended June 30, 2005, was $1,108,000, compared to $528,000 for the quarter ended June 30, 2004.

     Net loss for the quarter ended June 30, 2005 totaled $2,042,000, or $0.09 per share. Adjusted net loss for the first quarter was $1,762,000 or $0.08 per share, excluding non-cash share-based compensation charges. This compared to the net loss for the comparable quarter ending June 30, 2004 of $1,525,000 or $0.07 per share. In the first quarter of fiscal year 2006, the Company elected early adoption of FAS 123R, the new accounting rules on stock-based compensation. In accordance with SAB 107, issued March 2005, we present stock-based compensation within the same operating expense line items as cash compensation. The total stock compensation expense recorded in the quarter ended June 30, 2005 is $280,000. There is no comparable expense recorded in the quarter ended June 30, 2004. Additional expenses which account for the increase in the adjusted net loss relate to the establishment of sales and customer support centers in Tokyo Japan, Beijing China, and Shenzhen China. As well as an increase in legal, audit fees and outside services associated with a public company.

     The operating loss for the quarter ended June 30, 2005 was $2,140,000. The adjusted operating loss (excluding stock-based compensation) was $1,860,000 as compared to an operating loss of $1,624,000 for the quarter ended June 30, 2004. The first quarter fiscal year 2006 operating loss of $2,140,000 includes $280,000 of stock compensation expense. There is no comparable expense recorded in the first quarter fiscal year 2005, ended June 30, 2004.

     In the first quarter of fiscal 2006, Tvia has been focused on infrastructure and customers' design activity.

     We have made great progress with customers in China, Japan & Taiwan. Our design kit released to customers during the quarter is making it easier for our customers to move rapidly to production. We have been able to provide our customers with the ability to complete LCD TV design for European standards as well as US standards in 45 days.

     We have increased our investment in the area of customer support, application support and software support. We have multiple teams available to provide support to customers for European & US standards. We expect those customers to move into volume production in the near future.

     We continue to focus on our financial and operations infrastructure to ensure compliance with the requirements of the Sarbanes Oxley Act, as well as meet the anticipated demand for our products. In the last quarter product demand exceeded our production capacity resulting in a revenue shortfall of $200,000. We are focused on increasing our production capacity in expectation of the future increased demand of our customers.

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     We continue to work on the integration of the licensed NTSC & PAL Video decoder technology from Zoran. We expect to introduce integrated products in FY 2006. Those products will include all of our current technology in addition to Decoder, ADC and LVDS.

     We continue to conserve our cash to ensure that we have sufficient resources available to accomplish our vision to become a DTV leader, increase revenue, achieve profitability and acquire technology needed in our pursuit of the DTV market.

     Management will host a conference call at 2 p.m. Pacific Time on August 9, 2005 to discuss Tvia's results for the quarter ended June 30, 2005. The live audio conference call will be accessible at URL: www.actioncast.acttel.com (event code is 29884), or by calling 303-262-2130, or toll-free at 1-800-240-7305. After the event, a replay of this call will be available by dialing 303-590-3000 (access code 11036216#), or on Tvia's website, www.tvia.com.

     ABOUT TVIA
     Tvia, Inc. is a fabless semiconductor company focused on designing and producing display processors for the digital and interactive TV market. The Company offers a family of flexible, high-quality display processors to TV manufacturers, creating next-generation digital LCD, HD, progressive-scan TVs and Interactive Set Top Boxes. Tvia provides customers with the foundation for building the most cost-effective TVs and STBs on the market.

     Tvia provides customers the foundation for building the most cost-effective display solutions and at the same time raises the bar by enhancing the viewer experience through simultaneous presentation of multiple, independent media streams, and high resolution graphics on one or more displays. More information about Tvia is available at www.tvia.com.

     Information in this release that involves Tvia's expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties. Forward- looking statements in this press release include statements as to Tvia's focus, strategy and progress, Tvia's development of new products, the features and benefits of Tvia's products, and product acceptance and introduction by customers. All forward-looking statements included in this release are based upon information available to Tvia as of the date of this release, and Tvia assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences or risks associated with our business are discussed in the Company's Annual Report on Form 10-K for the year ended March 31, 2005 filed on June 17, 2005, and Form 10-Q for the quarter ended December 31, 2004 filed on February 14, 2005, with the Securities and Exchange Commission ("SEC"), and in other reports filed from time to time with the SEC. These risks include, but are not limited to, the slower than anticipated emergence of the interactive television market, our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner, and the extent and duration of the current economic and business environment.

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                                   TVIA, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (UNAUDITED)

                                            For the Three Months Ended
                                                     June 30,
                                           ---------------------------
                                               2005           2004
                                           ------------   ------------

Revenues:                                  $      1,108   $        528

Cost of revenues:                                   610            292

Gross profit                               $        498   $        236

Operating expenses:
    Research and development                      1,282          1,199
    Sales, general and administrative             1,356            661
    Total operating expenses                      2,638          1,860

      Operating loss                       $     (2,140)  $     (1,624)

    Interest income                                  98             99
Net loss before taxes                            (2,042)        (1,525)

Net loss after taxes                       $     (2,042)  $     (1,525)

Basic and diluted net loss per share:      $      (0.09)  $      (0.07)

Weighted shares used in computing
 basic and diluted per share net loss            23,191         22,675

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                                   TVIA, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (UNAUDITED)

                                            June 30,     March 31,
                                              2005         2005
                                           ----------   ----------

                   ASSETS

Current Assets:
    Cash and cash equivalents              $    5,849   $    4,078
    Short term investments                     13,299       17,664
    Accounts receivable, net                    1,218          792
    Inventories                                   880          598
    Other current assets and prepaid
     expenses                                     912          881
        Total current assets                   22,158       24,013

Property and Equipment, net                       894        1,088
Other Assets                                      267          386

        Total assets                       $   23,319   $   25,487

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
    Accounts payable                       $      432   $      302
    Accrued liabilities and other               1,165        1,738
    Short-term portion of notes
     payable                                      460          460
        Total current liabilities               2,057        2,500

    Long-term portion of notes
     payable                                      230          345
        Total liabilities                       2,287        2,845

Total stockholders' equity                     21,032       22,642

         Total liabilities and
          stockholders' equity             $   23,319   $   25,487

SOURCE  Tvia, Inc.
    -0-                             08/09/2005
    /CONTACT: Diane Bjorkstrom, Chief Financial Officer of Tvia, Inc., +1-408-982-8593, or diane@tvia.com/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20050419/SFTU130LOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk photodesk@prnewswire.com/
    /Web site:  http://www.tvia.com /